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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549
                              ____________________

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  APRIL 24, 2003

                         COMMISSION FILE NUMBER 1-07149

                               ITIS HOLDINGS INC.
                  (formerly ITIS Inc., a Delaware corporation)
                 (Exact name of Company as specified in charter)


             NEVADA                                       74-3069407
(State or other jurisdiction of                          (IRS Employer
 incorporation or organization)                        Identification No.)


            10750 HAMMERLY, HOUSTON, TEXAS                   77043
       (Address of principal executive offices)            (Zip Code)

                 Registrant's telephone number:   (281) 600-6000


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Effective April 24, 2003, Fitts, Roberts & Co., P.C. (the "Predecessor Accountant") was dismissed as the independent accountants for ITIS Holdings Inc. (the "Company"), and Malone & Bailey, PLLC (the "Successor Accountant") was appointed as the Company's new independent accountants. The Predecessor Accountant has audited the Company's accounts since September 30, 2002. The most recently audited consolidated financial statements are for the year ended December 31, 2002.

The Company's Board of Directors approved this action.

The Predecessor Accountant's December 31, 2002 audit report did not contain a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles; however it did contain the following emphasis paragraph for an uncertainty:

"The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a deficit equity position of $1.3 million at December 31, 2002 and incurred net losses of $11.3 and $7.4 million during 2002 and 2001. These and other conditions, more fully described in Note 15, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence."

During fiscal 2002 and 2003 from the date Fitts, Roberts & Co., P.C. was hired on September 16, 2002 through the date of their dismissal, there were no disagreements other than the following with the Predecessor Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Predecessor Accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements of the Company for such period.

The Company's primary asset is a database, the National Law Library Database ("NLL Database"). Based on a sales agreement the Company entered in August 2002 with a third party, which did not meet the accounting criteria to be recorded as a sale, the asset was classified as "held for sale" at both September 30, and December 31, 2002. The sales transaction was deemed a "triggering event," and management performed an impairment review of the NLL Database as of September 30, 2002. Based on this review, management determined no impairment charge was required at September 30, 2002, and carried the NLL Database at cost ($11,229,053) in the Company's September 30, 2002, Form 10-Q. During their review of the third quarter 10-Q, the Predecessor Accountant concurred with the reasonableness of management's impairment review, but indicated that for the year-end audit, they believed an independent appraisal would be required in the determination of the fair value of the NLL Database.

Management arranged for the independent appraisal of the NLL Database as of December 31, 2002. During the appraisal process, there was disagreement regarding management's initial instructions to the independent appraiser concerning assumptions the appraiser should made and regarding the inclusion of possible tax benefits in the fair value of the NLL Database. These disagreements were ultimately resolved, and as a result, the NLL Database was written down pursuant to Statement of Financial Accounting Standards No. 144 as of December 31, 2002, by $6,529,053 to a new carrying value of $4,700,000. The Company is in the process of restating its September 30, 2002, Form 10-Q to record an impairment charge of $6,529,053 for the NLL Database held for sale in that quarter.

During 2001 and 2002 and also during the interim period from January 1 through April 24, 2003, we have not consulted with Malone & Bailey, PLLC regarding the application of accounting principles, the type of audit opinion, any matter that was the subject of a disagreement, or any reportable event.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT

No. 16.4 Description

Letter from Fitts, Roberts & Co., P.C. dated May 7, 2003 to the Securities and Exchange Commission.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 ITIS  Holdings  INC.


Date:  May 8, 2003               By: /s/  Hunter M.A. Carr
                                    ----------------------
                                          Hunter M.A. Carr
                                          President and
                                          Chief Executive Officer


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